Investor Presentation First Quarter 2025 SNDA NYSE Listed May 12, 2025 Leading Owner, Operator & Investor

Forward-Looking Statements 2 This investor presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2025, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; elevated market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain effective internal controls over financial reporting and remediate the identified material weakness discussed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; changes in reimbursement rates, methods or timing of payment under government reimbursement programs, including Medicaid; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. For information about the Company, visit sonidaseniorliving.com or investors.sonidaseniorliving.com

Sonida Overview 3

Senior Living Owner, Operator & Investor in the U.S.

SONIDA SENIOR LIVING

- Owner and operator of independent living (IL), assisted living (AL) and memory care (MC) communities; 81 owned (including 8 owned through joint ventures) and 13 managed on behalf of third-party owners
- Only public pure-play senior living C-corp owner and operator, allowing for high financial and operational flexibility to take advantage of the compelling consolidation opportunity in a highly fragmented sector
- Regionally-focused and growing portfolio spread across 20 states and concentrated in markets with attractive demographic trends: population growth, income growth and increased chronic medical conditions relative to the growing 75+ age group
- Focus on organic growth through continuous community operational improvements and excellence as well as disciplined inorganic accretive growth through acquisitions, joint ventures and third-party management contracts
- Signature activity programming (*Joyful Living*™ life enrichment), personalized MC plans (*Magnolia Trails*™) and elevated meal & dining service (*Grove Menu*)
- Proactive management of debt with effective weighted average interest rate of 5.36% (as of March 31, 2025)

Total Portfolio[1]

94	Geographically Concentrated Portfolio Communities
>10,000	Aggregate Resident Capacity
91.5%	Private Pay Resident Composition
$258M	Gross Assets Acquired in 2024[2] (20 Properties)

Same-Store Community KPIs[3]

86.8%	Q1'25 Weighted Average Occupancy
27.6%	Q1'25 Community NOI Margin[4]
$4,274	Q1'25 RevPOR
6.9%	March 1, 2025 Resident Rent Rate Increase[5]

(1) See appendix at the end of this presentation for definitions.
(2) Includes four owned through joint venture investments in consolidated entities, four owned through a joint venture investment in an unconsolidated entity, and one unoccupied.
(3) Based on Same-Store Community Portfolio which includes operating results and data for 56 consolidated communities.
(4) Community NOI Margin is a non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.
(5) Resident lease renewal rate average increase on an all-in basis.

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Q1'25 Highlights

SONIDA SENIOR LIVING

Same-Store Community YoY Growth[1]

Same-Store Community NOI

+19.3%

Same-Store Community NOI Margin

+280 bps

Acquisition Community Sequential Growth[1][2][3]

Acquisition Community NOI

+31.3%

Acquisition Community NOI Margin

+450 bps

Q1'25 annualized Yield-on-Cost[4]

9.1%

March Rent Rate Increases

March 1, 2025

Portfolio-wide resident lease renewal rate average increase of **6.6%** on an all-in basis

Employee Retention

Employee turnover >15% YoY reduction

Executive Director turnover improved by >10% YoY

As a percent of Same-Store revenues, YoY labor costs decreased 110 bps

(1) Community NOI and Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(2) Reflects Sonida's respective ownership share of certain acquisitions: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
(3) Excluding the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025. See appendix at the end of this presentation for definitions
(4) Calculated as annualized Acquisition Community NOI divided by total aggregate purchase price.

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0 2 4 6 8 10 12 14 16 18 20 < 65% 65 - 75 75 - 80 80 - 85 85 - 90 90 - 95 95%+ 0 5 10 15 20 25 30 35 40 MC IL/AL AL IL IL/AL/MC AL/MC TX 22% OH 18% IN 11% WI 7% FL 6% SC 4% Other 32% Sonida Senior Living Footprint 15+ Communities 5 - 14 Communities < 5 Communities Managed Owned Portfolio Mix by State Regionally-Concentrated Portfolio in Markets with Positive Demographic Trends (1) Based on Total Portfolio as of March 31, 2025. See appendix at the end of this presentation for definitions. (2) Includes four owned through joint venture investments in consolidated entities, four owned through a joint venture investment in an unconsolidated entity, and one unoccupied. (3) Based on Total Units as of March 31, 2025. See appendix at the end of this presentation for definitions. (4) Based on Total Owned Operating Portfolio as of March 31, 2025 (see appendix at the end of this presentation for definitions), excluding the “Airy Hills” December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025. See appendix at the end of this presentation for definitions. (5) Data based on Q1’25 average. % of Total Units(3) AL 47% IL 37% MC 16% 9,092 Units 9,092 Units Diversified and Balanced Portfolio Across High-Growth Markets and Acuity Settings94 Communities(1) (81 Owned(2) / 13 Managed) 9,092 Units(1)(3) Across 20 States 5,167 Employees(1) (3,469 FT / 1,698 PT) Portfolio Mix by Acuity Occupancy Distribution(4) # of Communities / % of Owned Operating Portfolio (19%) # of Communities / % of Owned Operating Portfolio (23%) (11%) (16%) (13%) (14%) (5%) 15 18 9 13 10 11 4 (46%) (19%) (14%) (10%) (2%) (9%) 37 15 11 8 2 7 Service Mix Distribution(4)(5) 6 9 of the communities with occupancy <75% were acquired in 2024

Differentiated Platform: “Owner/Operator/Investor” Model 7 Uniquely Focused, Structured and Positioned to Grow and Create Value Fully Integrated Platform Positions Sonida to Capitalize on External Growth Opportunities and Leverage Outsized Synergies with Increased Scale Owner Investor Operator ü Vertical integration provides full control of operations ü Scalability to drive market-by-market labor efficiencies ü Selective growth through JVs and management contracts with third-party owners leverages operational capabilities to provide enhanced ROIC ü Signature resident experience offerings: Joyful LivingTM life enrichment, Magnolia TrailsTM MC and Grove Menu dining ü C-Corp structure allows for reinvestment of cash-flow towards highest return opportunities ü Ongoing flexibility to asset-manage portfolio (i.e. selective acquisitions / dispositions) ü Restructuring experience informs creative capital stack solutions for distressed sellers and maximizes risk-adjusted returns; proven operating expertise allows for asset acquisitions requiring significant operational turnarounds ü Existing footprint allows for operating efficiencies and strategic acquisitions with focus on existing and complementary markets ü Pure-play focus on senior living ü Seasoned management team and Board (healthcare, real estate and hospitality) with experience scaling real estate and operating businesses ü Ability to reinvest in technology and systems ü No leased communities – zero exposure to long-term lease liabilities for underperforming assets

Evolution of Sonida

Goal-Driven Strategic Execution

Covid Distress — Q1 2020+

-Occupancy troughs at 75.0% and NOI Margin troughs at -3.6%

Recapitalization — Nov 2021

-Conversant Capital leads $155M recapitalization

Balance Sheet Optimization — 2022 – Q1 2024

-Debt modification with Fannie Mae, discounted loan purchases

-$48M PIPE from largest shareholders

Organic Growth — 2023+

-Occupancy, RevPOR, NOI, Margin growth on Same-Store portfolio

Pivot to Inorganic Growth — 2024

-$130M overnight equity offering

-New $150M corporate credit facility

-$258M of community acquisitions

Accelerated Organic and Inorganic Growth — 2025+

-Continued margin flowthrough on Same-Store portfolio paired with significant NOI growth from stabilization of 20 communities acquired in 2024

-Team structure in place to capitalize on continued market dislocation

-Diversifying shareholder base and improving cost of debt and equity capital

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Why Invest in Sonida? 9 Continued Same-Store Community Growth Occupancy growth RevPOR growth Accelerated NOI margin flow through Value-Add Acquired Communities Accelerated occupancy recovery Rate optimization Expense reduction from Sonida platform Unique Platform Value from Owner/Operator Model Asset performance is primarily driven by operational success, and Sonida’s built-out and proven operational prowess is a highly attractive asset Same-Store portfolio maintains market leading operating metrics while providing above average growth rates Value-add profile creates significant embedded upside driving higher NOI growth than the Same-Store portfolio Ability to continue digesting higher returning value add investments Distinctive positioning as scaled real estate owner and operator creates ability to both optimize balance sheet, and deploy capital at scale in high-return opportunities Overall Growth Profile Outpacing Peers Continued Inorganic Growth Strategy Special situations with bank partners Motivated end-of- cycle sellers Local market operator relationships

Financial Performance & Highlights 10

Community Portfolio Composition 11 Communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year(4) Communities that are wholly or partially owned, acquired in the current or prior year and are not operational in both years(4) Communities that are wholly or partially owned and have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans which will include removing units from service(4) Same-Store 56 Communities 5,349 Owned Units Q1’25 NOI(1): $16.1M Acquisition 20 Communities(2) 1,710 Owned Units / 1,234 Owned Units At-Share(2) Q1’25 NOI At-Share(1)(3): $4.2M Repositioning 5 Communities 474 Owned Units Q1’25 NOI(1): $0.2M (1) NOI is a non-GAAP financial measure (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation). (2) Number of communities and owned units includes the “Airy Hills” December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025. See appendix at the end of this presentation for definitions. (3) Excludes the aforementioned “Airy Hills” acquisition from Footnote 2. (4) See appendix at the end of this presentation for full definitions. Sonida has identified an opportunity in five communities within its Indiana Portfolio to generate significant ROI through a combination of capital investment and/or material changes to the communities’ business plans

Q1 2025 Financial Comparisons: Same-Store Communities(1) 12 $ in millions, except RevPAR and RevPOR Q1’25 Q1’24 Change 86.8% 85.8% 100 bps $3,711 $3,474 6.8% $4,274 $4,050 5.5% $58.4 $54.4 7.4% $42.3 $40.9 3.4% $16.1 $13.5 19.3% 27.6% 24.8% 280 bps (1) Based on Same-Store Community Portfolio which includes operating results and data for 56 consolidated communities. See appendix at the end of this presentation for definitions. (2) Same-Store RevPAR and Same-Store RevPOR are KPIs (see appendix at the end of this presentation for definitions). Same-Store Community NOI and Same-Store Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation). (3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation. Community NOI growth: $2.6M or 19.3% Community NOI Margin growth: 280 bps Q1’25 Pro Forma RevPOR at March 1 Rent Rate Increase: $4,394

Q1 2025 Financial Comparisons: Acquisition Communities At-Share[(1)]

sonida SENIOR LIVING

Community NOI sequential growth: $1.0M or 31.3%
Community NOI Margin sequential growth: 450 bps

Q1'25 Pro Forma RevPOR at March 1 Rent Rate Increase: $6,185

$ in millions, except RevPAR and RevPOR	Q1'25	Q4'24	Change
Weighted Average Occupancy	76.7%	76.0%	70 bps
RevPAR[(2)]	$4,629	$4,484	3.2%
RevPOR[(2)]	$6,038	$5,901	2.3%
Resident Revenue	$16.0	$14.7	8.8%
Adjusted Operating Expenses[(3)]	$11.8	$11.5	2.6%
Community NOI	$4.2	$3.2	31.3%
Community NOI Margin	26.3%	21.8%	450 bps

(1) Based on Acquisition Community Portfolio excluding the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025. See appendix at the end of this presentation for definitions. At-Share reflects acquisitions at Sonida's respective ownership share: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
(2) Acquisition Communities at-share RevPAR and RevPOR are KPIs (see appendix at the end of this presentation for definitions). Acquisition at-share Community NOI and Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities).
See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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Q1 2025 Financial Comparisons: Total Portfolio At-Share(1) 14 $ in millions, except RevPAR and RevPOR Q1’25 Q1’24 Change 6,869 5,692 +1,177 84.7% 85.9% (120 bps) $3,879 $3,557 9.1% $4,578 $4,140 10.6% $79.9 $60.7 31.6% $59.4 $45.8 29.7% $20.5 $14.9 37.6% 25.7% 24.5% 120 bps (1) Total Portfolio At-Share includes the results from the company’s Same-Store, Acquisition and Repositioning Portfolios. See appendix at the end of this presentation for definitions. (2) RevPAR and RevPOR are KPIs (see appendix at the end of this presentation for definitions). Community NOI and Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation). (3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation. Community NOI growth: $5.6M or 37.6% Community NOI Margin growth: 120 bps Weighted average occupancy decline due to addition of Acquisition Communities at lower occupancy levels Q1’25 Pro Forma RevPOR at March 1 Rent Rate Increase: $4,703

83.5 75.0 77.7 81.0 81.3 81.5 82.3 82.9 83.5 83.6 83.8 84.8 85.8 85.8 86.1 87.1 86.8 86.8 84.2 76.3 79.4 82.2 82.1 82.7 83.4 84.0 84.3 84.9 84.8 86.2 86.5 87.0 87.3 88.1 87.5 87.7 Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Q2' 24 Q3' 24 Q4' 24 Q1' 25 Weighted Average Occupancy End of Period Spot Occupancy Same-Store Occupancy Growth(1) 15 Quarterly Occupancy (in %) Pandemic low point (1) Same-Store Community Portfolio (see appendix at the end of this presentation for definitions) includes operating results and data for 56 communities consolidated as of March 31, 2025. The February 2022 acquisitions of the Plainfield and Brownsburg communities are included in the Same-Store occupancy starting in March 2022. Pre-pandemic Q1’25 Weighted Average Occupancy: +100 bps vs. Q1’24, +320 bps vs. Q1’23, +530 bps vs. Q1’22

Same-Store Revenue Highlights(1) • QoQ resident rent rate growth in 9 of last 11 quarters 16 Resident Rent YoY Rate Changes(2) (2) Includes Private Pay and Medicaid base rent only. (1) Same-Store Community Portfolio includes operating results and data for 56 communities consolidated as of March 31, 2025. See appendix at the end of this presentation for definitions. Level of Care Revenue Growth Q1’25 Level of Care fee increase of $0.5M or 13.6% vs. Q1’24 Q1’25 Discounts and Concessions Decline vs. Q1’24 (in $ thousands) • Increases in Magnolia TrailsTM memory care pricing during 2024 • Leveraging Sage platform to determine most appropriate LOC data for residents Care Level Q1'25 Q1'24 Difference % Change Independent Living 2,889 2,757 132 4.8% Assisted Living 4,345 4,127 219 5.3% Memory Care 6,269 6,017 252 4.2% Blended Total 3,954 3,768 186 4.9% • Renewal rate increase of 6.9% applicable to 71% of residents, resulting in 4.9% YoY rent growth Q1'25 Q1'24 Difference % Change 3,804$ 3,347$ 457$ 13.6% Resident Rate QoQ Rent Trend(2) $914K $901K $856K $862K $793K $766K $820K $757K 1.9% 1.9% 1.7% 1.7% 1.5% 1.4% 1.5% 1.4% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% $0K $100K $200K $300K $400K $500K $600K $700K $800K $900K $1,000K 06/ 202 3 09/ 202 3 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 12/ 202 4 03/ 202 5 Discount % of Revenue % of Revenue Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 $3,334 $3,350 $3,369 $3,467 $3,590 $3,642 $3,659 $3,768 $3,900 $3,886 $3,883 $3,954 0.5% 0.6% 2.9% 3.5% 1.4% 0.5% 3.0% 3.5% (0.4%) (0.1%) 1.8% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 06/ 202 2 09/ 202 2 12/ 202 2 03/ 202 3 06/ 202 3 09/ 202 3 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 12/ 202 4 03/ 202 5 Rate Max QoQQoQ % Change Q2’22 Q3’22 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 § March 1 Resident Lease Renewal Rate Average Increase of 6.9% § Blended Same-Store Portfolio Year-over-Year Resident Rent Growth of 4.9% in Q1’25 ange

Same-Store Revenue Growth(1) Continues to Outpace Operating Expenses 17 Labor Costs Trend as a Percent of Revenue (2)(3) (1) Same-Store Community Portfolio includes operating results and data for 56 communities consolidated as of March 31, 2025. See appendix at the end of this presentation for definitions. (2) Excludes benefits. (3) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. Total Operating Expense Excluding Labor Costs Trend as a Percent of Revenue (3) $21.7M $22.5M $23.8M $23.8M $24.3M $23.8M $24.6M $24.9M $25.4M 43.2% 44.0% 45.1% 44.7% 44.6% 42.0% 43.0% 43.4% 43.5% 40.5% 41.0% 41.5% 42.0% 42.5% 43.0% 43.5% 44.0% 44.5% 45.0% 45.5% $0.0M $5.0M $10.0M $15.0M $20.0M $25.0M $30.0M 03/2023 06/2023 09/2023 12/2023 03/2024 06/2024 09/2024 12/2024 03/2025 Direct Labor Contract Labor Other Labor % of Revenue Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 $14.9M $14.1M $14.4M $13.8M $15.1M $14.9M $15.3M $15.5M $15.3M 29.6% 27.5% 27.3% 26.1% 27.8% 26.3% 26.7% 27.1% 26.1% 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0% $13,000 $13,500 $14,000 $14,500 $15,000 $15,500 $16,000 03/ 202 3 06/ 202 3 09/ 202 3 12/ 202 3 03/ 202 4 06/ 202 4 09/ 202 4 12/ 202 4 03/ 202 5 Non-Labor Operating Expense % of Revenue Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Category Q1'25 Q1'24 Difference Direct Labor 34.4% 35.2% (0.8%) Contract Labor 0.6% 0.6% - Other Labor 8.5% 8.8% (0.3%) Total 43.5% 44.6% (1.1%)

Capitalization Summary as of March 31, 2025

SONIDA SENIOR LIVING

Debt Summary

Lender / (# of Communities)	Maturity	Rate Type	Interest Rate [1]	Debt Outstanding
Fannie Mae - (18 communities)	2029	Fixed	4.35%	$ 218,079
Fannie Mae MCF Fixed - (19)	2029	Fixed	5.13%	$ 147,969
Fannie Mae MCF Variable	2029	Variable/Capped [2]	6.14%	$ 49,194
Ally - (18)	2027 [3]	Variable/Capped [2]	6.50%	$ 112,919
Mortgage Lender #1 - (1)	2029	Variable/Capped [2]	6.00%	$ 9,417
Mortgage Lenders #2 - (1)	2045	Fixed	3.95%	$ 2,523
Mortgage Lender #3 - (1)	2025	Fixed	4.25%	$ 13,299
Mortgage Lenders #4 - (1)	2031	Fixed	3.00%	$ 18,250
Insurance and Other	2025	Fixed/Floating	6.82%	$ 899
Consolidated JV #1 - (4)	2026+	Variable/Some Capped [2]	7.70%	$ 21,690
Secured Credit Facility (12) [4]	2027	Variable	6.93%	$ 60,000
Total / Wtd. Average	-	-	**5.37%**	**$ 654,239**
Unconsolidated JV #1 - (4)	2027	Fixed	7.30%	$ 11,449
Non-Controlling Interest	-	-	7.65%	$ (10,627)
Total / Wtd. Average At Share	-	-	**5.36%**	**$ 655,061**

Debt Schedule - Consolidated Communities

Year	Amortization	Paydown [5]	Maturity	Total - Year
2025 [6]	($1,109)	($2,000)	($13,144)	**($16,254)**
2026	($1,846)	($3,000)	($15,290)	**($20,136)**
2027 [3]	($3,301)	($3,000)	($179,215)	**($185,516)**
2028	($3,395)	-	-	**($3,395)**
2029	($135)	-	($408,427)	**($408,562)**
Thereafter	-	-	($20,376)	**($20,376)**
Totals	($9,787)	($8,000)	($636,452)	**($654,239)**

Convertible Preferred Summary

Amount Outstanding	$	51,249
Strike Price	$	40.00
Shares (*as-converted*)		1,281,205
Maturity		Perpetual
Coupon		11.0%

Enterprise Value

Closing Stock Price	$	23.29
Common Shares Outstanding		18,877,976
Market Capitalization	**$**	**439,668**
Convertible Preferred Equity	**$**	**51,249**
Consolidated Debt		654,239
Pro-rata Unconsolidated JV Debt		11,449
Less: Cash		(13,988)
Net Debt	**$**	**651,700**
Add: Non-Controlling Interest		5,947
Enterprise Value	**$**	**1,148,564**


Non - Controlling Interest (0.5%)
Common Shares/ Market Cap (38.3%)
Components of Enterprise Value
Convertible Preferred Equity (4.5%)
Net Debt (56.7%)

Note: Dollars in '000s except for share price, share count, and strike price. Numbers may vary due to rounding.

(1) Weighted average interest rate. For revolving loans, the rate displayed represents a weighted average of all days with outstanding borrowings.

(2) Variable exposure is synthetically limited with interest rate caps. Rates reflect all-in interest rate.

(3) Assumes Company exercises its option to extend maturity by 12 months.

(4) Total aggregate commitment under the Credit Facility of up to $150 million.

(5) Represents remaining required paydowns on the December 2024 Fannie Mae loan extension amendment.

(6) Includes recurring payments for financed insurance premiums of $0.9M throughout 2025.

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Illustrative Stabilized Incremental NOI Bridge(1)

Sonida SENIOR LIVING

Near-term Path to $100M+ NOI with Additional Upside from Continued Rate, Occupancy and Margin Expansion

~$78M Pro Forma In-Place Total Portfolio NOI(2)

~$13M 2024 Pro Forma Acquisition Community NOI (At-Share)(1)(2)(3)

~$65M 2024 Same-Store Community NOI(4)

26.2% 2024 Same-Store Community NOI Margin(4)

\+

$4M NOI

Incremental NOI from Q1'25 Actuals

\+

$8M NOI

Run rate NOI impact of March 1 rent increases

Realized Incremental NOI Contribution

\+

$10M+ NOI

Incremental NOI opportunities:

Revenue value of 100 bps occupancy growth (holding mix and rate constant): $3.8M

Revenue value of 1% rate growth going forward (holding occupancy and mix constant): $3.2M

Margin expansion of 100 bps: $3.2M NOI

↗

~$100M+ Total Portfolio NOI(2)

\+

Additional NOI Upside from External Growth

Pipeline of future community acquisitions

M&A consolidation targets

(1) This information is illustrative only and actual results may differ materially. This information is not a projection or prediction. Actual results are subject to business, economic, regulatory and competitive uncertainties or contingencies, many of which are beyond the control of the Company and our management and are based on assumptions which may change. For a discussion, see "Risk Factors" in the Company's SEC filings.
(2) At-Share refers to acquisitions at Sonida's respective ownership share: Stone JV acquisition (32.71% ownership share) and Palatine JV acquisition (51% ownership share).
NOI is a non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) 2024 Pro Forma Acquisition Community NOI (at-share) based on Q4'24 annualized in-place run rate: $5,901 RevPOR; 76.0% Occupancy; 21.8% NOI Margin.
(4) Represents Same-Store Community Portfolio which includes operating results and data for 56 communities consolidated as of March 31, 2025. See appendix at the end of this presentation for definitions.
Same-Store NOI and Same-Store NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).

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19

Capital Allocation Strategy 20

Repositioning Portfolio(1) (1) See appendix at the end of this presentation for definitions. 21 Background: • Current business model heavily reliant on Medicaid reimbursement • Considerable political and economic pressure to reduce Medicaid costs • Assets located in markets that support a sustainable and higher private pay rate Repositioning Levers: • Conversion of community care levels from AL to MC to create complementary owned communities in submarkets • Physical plant investment and upgrades to attract private pay • Opportunity for accretive capital investment Post-repositioning Community Profile: • Long-term alignment in private pay model: (Q1’2025: 33.3% of Repositioning Portfolio revenue was private pay) • Expected ROI exceeding 30% based on $4-$5M of capital investment

Primed to Pursue Compelling Inorganic Growth Opportunity

Sonida Senior Living

Sonida is a Differentiated Acquiror Amidst Market Dislocation, Advantageously Combining Characteristics of Both REITs and Operators

Opportune Time to Consolidate a Dislocated Market

Anticipated Beginning of Multi-Year Senior Housing Recovery
Favorable industry tailwinds (aging population and low supply) expected to drive positive net absorption going forward

Distressed Capital Structures
Overleveraged capital structures coupled with more conservative underwriting from lenders creates a significant opportunity for a well-capitalized buyer

Few Institutional Operators
Many operators are poorly capitalized to invest in platforms that support both scale and operational excellence

Sonida is A Differentiated Acquiror

Full Control of Operations
- ✓ Willing and able to turnaround distressed situations
- ✓ Access to real-time data to aid investment decisions

Creative Ways to Finance Acquisitions
- ✓ Can tailor investment structures depending on deal profile across wide range of instruments

Financing Capabilities
- ✓ Excellent relationships with lenders
- ✓ Strong liquidity and corporate credit facility of $150M

Operating Model
- ✓ Operating model unlocks greater asset performance through economies of scale synergies

Deal Networking
- ✓ Local / regional teams cultivate relationships for off-market deals

Sonida Acquired **20 Communities** (Eight through JVs) representing ~1,700 Units in 2024

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22

U.S. Senior Housing Trends: Continued Favorable Set-Up Data sourced from US Census, NIC MAP and Green Street. 525 550 575 600 625 ' 1 9 ' 2 0 ' 2 1 ' 2 2 Q 1 ' 2 3 Q 2 ' 2 3 Q 3 ' 2 3 Q 4 ' 2 3 Q 1 ' 2 4 Q 2 ' 2 4 Q 3 ' 2 4 Q 4 ' 2 4 Q 1 ' 2 5 Occupied Senior Housing Units (000s) - Primary Markets Highest on record Demographic-driven Demand Acceleration + Market-driven Decelerating Supply -Q1’25 senior housing unit construction starts down 88% from peak- 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4% 7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2024 2025 2026 2027 2028 2029 2030 80+ Demographic Growth Rates - Census Bureau Projections ‘24-’30 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023 Seniors Housing Demand Expected to Increase Further as 80+ Population Expands Limited New Supply Drives Multi-Year Occupancy Gains 36.5%+ growth of 4M people to 18.8M through 2030 Senior Housing Unit Starts - Top 99 Markets More than 560,000 new units needed to meet all demand by 2030; only 191,000 will be added at current development rates 2024 2025 2026 2027 2028 2029 2030 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 11,000 12,000 13,000 Q 1 ' 1 8 Q 1 ' 2 1 Q 1 ' 2 4 % Occ % Inventory and Absorption Unit Starts Period Average Q1’16 Q1’17 Q1’18 Q1’19 Q1’20 Q1’21 Q1’22 Q1’23 ’ 4 Q1’25 23 75% 77% 79% 81% 83% 85% 87% 89% 91% 93% 95% -20,000 -15,000 -10,000 -5,000 0 5,000 10,000 15,000 Seniors Housing Supply/Demand - Primary Markets Absorption Inventory Growth Occupancy Q1’2006 Q1’2025

Acquisition Portfolio Update: Stone Joint Venture

- Significant Value Unlocked Through First Phase of Operational Stabilization with 9.7% In-place Yield-on-Cost[1]
- Portfolio Positioned for Further Growth through Occupancy and Margin in 2025

Significant NOI[2] Growth Since Acquisition


~4x
Growth
$1.5M
$6.2M
T3 at Close Annualized (3)
Q1'25 Annualized

Transaction Overview & Strategy

- May 2024 portfolio acquisition: $64 million (464 units), or $140k per unit
- Implemented **Sonida's focus on people and processes** to stabilize leadership, manage expenses, develop community reputations, and drive lead generation through revamped sales and marketing strategies

Portfolio


Ashton at Mayfield Heights


Ashton at Anderson


Ashton on Dorsey


Ashton on the Plaza

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(1) Calculated as annualized Acquisition Community NOI divided by total aggregate gross purchase price.
(2) NOI for all properties are non-GAAP financial measures and represent the gross portfolio operating results.
(3) Financial statements provided by Seller and reviewed by the Company.

24

Southeast Expansion: Palm and Mansions Acquisitions

SONIDA SENIOR LIVING

Currently **Tracking Ahead of Plan with ~10.5% Yield-on-Cost** Based on Q1’25 Annualized NOI[1]

Q2 2024
-Identified opportunity to densify regional exposure in Southeast markets

June /July 2024
-Granted exclusivity for **Palm** ($103M) and **Mansions** ($29M)

-Completed $130M gross overnight equity offering

Aug 2024
-Closed new $150M corporate credit facility

Oct 2024
-Closed **Palm** acquisition (555 units across eight communities in Florida and South Carolina)
-Built immediate density in the Southeast

Nov 2024
-Closed **Mansions** acquisition (178 units across two communities in Atlanta market)

Q4 2024
-Solidified operations
-Solidified leadership position
- Executed on expense synergies
-Incorporated Sonida culture

Q1 2025+
-Focus on expansion of leads and referral programs to drive occupancy growth

- 10 communities in the Southeast with an average asset age of ~5 years and an average purchase price of $180k/per unit, representing a **significant discount to replacement cost**
- Growth from March ‘25 occupancy levels (83%) creates meaningful upside to NOI


The Addison of Sandy Springs, GA (84 Units)


The Addison of Florence, SC (72 Units)

(1) Calculated as annualized Acquisition Community NOI divided by total aggregate purchase price.

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25

Appendix – Supplemental Information 26

A-1 Operating Highlights A-2 Community NOI A-3 Net Operating Income Reconciliation A-4 Adjusted EBITDA Reconciliation A-5 Table of Contents Sonida Investment Portfolio - Market Fundamentals Definitions A-6 Non-GAAP Financial Measures A-7 27

Definitions A-1 RevPAR, or average monthly revenue per Available Unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of Available Units in the corresponding portfolio for the period, divided by the number of months in the period. RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Total Portfolio is defined by the Company as all communities that are wholly or partially owned and managed communities that are not owned. Total Owned Operating Portfolio is defined by the Company as all communities that are consolidated and wholly owned. Same-Store Community Portfolio is defined by the Company as communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year. Consolidated communities excluded from the same-store community portfolio include the Acquisition Community Portfolio, the Repositioning Portfolio, and certain communities that have experienced a casualty event that has significantly impacted their operations. Acquisition Community Portfolio is defined by the Company as communities that are wholly or partially owned, acquired in the current or prior year and are not operational in both years. An operational community is defined as a community that has maintained its certificate of occupancy and has made at least 80% of its wholly or partially owned units available for five consecutive quarters. Repositioning Portfolio is defined by the Company as communities that are wholly or partially owned and have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. These communities will be included in the Same-Store Community Portfolio once operating under normal course operating structures for the full year in each year beginning as of January 1st of the prior year. Total Units is defined by the Company as all units that are part of the Total Portfolio, including those that were out of service for the named period. Available Units is defined by the Company as all units that are part of the Total Portfolio, excluding those that were out of service for the named period. Available Units is used in the calculation of RevPAR and occupancy.

Non-GAAP Financial Measures A-2 This Investor Presentation contains the financial measures (1) Net Operating Income, (2) Net Operating Income Margin, (3) Adjusted EBITDA, and (4) Adjusted Operating Expenses, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below: The Company believes that presentation of Net Operating Income and Net Operating Income Margin as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-to-day operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expenses have material limitations as performance measures, including the exclusion of general and administrative expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures and Adjusted EBITDA exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results. Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expense are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other expense, provision for income taxes, management fees, and further adjusted to exclude income/expense associated with non-cash, non- operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include transaction, transition and restructuring costs, depreciation and amortization expense, long-lived asset impairment, gain on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, non-income tax, and non-property tax. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. Adjusted Operating Expense is further adjusted to exclude professional fees, settlement expense, non-income tax, non-property tax, and other expenses (e.g., corporate expenses not allocated to the communities). The Company presents these non-GAAP measures on a consolidated community and Same-Store Community basis. Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for credit loss, gain on extinguishment of debt, executive transition costs, casualty losses, and transaction and conversion costs.

Operating Highlights

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1
Same-Store						
Resident Revenue	$ 54,425	$ 56,689	$ 57,233	$ 57,216	$ 225,563	$ 58,429
Community NOI	$ 13,500	$ 16,429	$ 15,965	$ 15,358	$ 61,252	$ 16,070
Community NOI Margin	24.8%	29.0%	27.9%	26.8%	27.2%	27.5%
Units available	5,222	5,224	5,227	5,235	5,227	5,248
Weighted average occupancy	85.8%	86.1%	87.1%	86.8%	86.4%	86.8%
RevPOR	$ 4,050	$ 4,202	$ 4,191	$ 4,197	$ 4,160	$ 4,274
RevPAR	$ 3,474	$ 3,617	$ 3,650	$ 3,643	$ 3,596	$ 3,711
Acquisitions At-Share						
Resident Revenue		$ 1,168	$ 4,470	$ 14,682	$ 20,320	$ 15,980
Community NOI		$ 175	$ 561	$ 3,175	$ 3,912	$ 4,162
Community NOI Margin		15.0%	12.6%	21.6%	19.3%	26.0%
Units available		114	421	1,091	405	1,151
Weighted average occupancy		55.8%	61.3%	76.0%	70.9%	76.7%
RevPOR		$ 6,119	$ 5,769	$ 5,901	$ 5,898	$ 6,038
RevPAR		$ 3,429	$ 3,540	$ 4,484	$ 4,176	$ 4,629
Total Portfolio At-Share[(1)]						
Resident Revenue	$ 60,737	$ 63,907	$ 67,506	$ 77,610	$ 269,760	$ 79,935
Community NOI	$ 14,915	$ 17,857	$ 17,373	$ 19,203	$ 69,348	$ 20,452
Community NOI Margin	24.6%	27.9%	25.7%	24.7%	25.7%	25.6%
Units available	5,692	5,808	6,113	6,794	6,100	6,869
Weighted average occupancy	85.9%	85.6%	85.2%	84.9%	85.4%	84.7%
RevPOR	$ 4,140	$ 4,287	$ 4,319	$ 4,486	$ 4,316	$ 4,578
RevPAR	$ 3,557	$ 3,668	$ 3,681	$ 3,808	$ 3,685	$ 3,879

Note: Dollars in 000s. Numbers may vary due to rounding.

(1) Total Portfolio At-Share includes the results from the company's Repositioning Portfolio.

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A-3

Community NOI

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1
Resident Revenue						
Independent Living[1]	16,305	16,961	17,290	17,181	67,737	17,308
Assisted Living[1]	26,841	28,237	28,178	28,609	111,865	29,367
Memory Care[1]	10,557	10,774	11,012	10,685	43,028	11,023
Community Fees	448	475	477	467	1,867	459
Other Income	274	242	276	274	1,066	272
Total Same-Store Community Resident Revenue	54,425	56,689	57,233	57,216	225,563	58,429
Resident Revenue for Non Same-Store Communities	6,312	6,419	9,718	19,837	42,286	20,826
Consolidated Resident Revenue	60,737	63,108	66,951	77,053	267,849	79,255
Less: Noncontrolling Interest	-	-	(1,584)	(1,516)	(3,100)	(1,607)
Plus: Pro Rata Resident Revenue for Unconsolidated Joint Venture	-	799	2,139	2,073	5,011	2,287
Total Resident Revenue, At-Share	60,737	63,907	67,506	77,610	269,760	79,935
Adjusted Operating Expenses						
Total Labor And Related Expenses[2]	25,465	24,792	25,405	26,013	101,675	26,716
Contract Labor	312	554	572	365	1,803	365
Food	2,827	3,012	3,028	3,013	11,880	2,603
Utilities	2,980	2,376	2,850	2,647	10,853	3,180
Real Estate Taxes	1,831	2,090	1,900	1,823	7,644	1,929
Advertising And Promotions	1,011	994	1,052	1,040	4,097	1,086
Insurance	1,217	1,208	1,135	1,155	4,715	1,160
Supplies	992	935	929	1,007	3,863	888
Service Contracts	1,272	1,201	1,276	1,379	5,128	1,582
All Other Operating Expenses	3,018	3,098	3,121	3,416	12,653	2,850
Total Same-Store Adjusted Operating Expense	40,925	40,260	41,268	41,858	164,311	42,359
Adjusted Operating Expenses for Non Same-Store Communities	4,897	5,232	8,594	16,147	34,870	16,755
Other Operating Expenses[3]	495	489	630	1,220	2,834	1,300
Total Operating Expense	46,317	45,981	50,492	59,225	202,015	60,414
Less: Other Operating Expenses[3]	(495)	(489)	(630)	(1,220)	(2,834)	(1,300)
Less: Noncontrolling Interest		-	(1,371)	(1,455)	(2,826)	(1,414)
Plus: Pro Rata Operating Expenses for Unconsolidated Joint Venture		558	1,642	1,857	4,057	1,783
Total Adjusted Operating Expenses, At-Share	45,822	46,050	50,133	58,407	200,412	59,483
Net Operating Income						
Same-Store Community NOI	13,500	16,429	15,965	15,358	61,252	16,070
Same-Store Community NOI Margin	24.8%	29.0%	27.9%	26.8%	27.2%	27.5%
Non Same-Store Community NOI	1,415	1,187	1,124	3,690	7,416	4,071
Non Same-Store Community NOI Margin	22.4%	18.5%	11.6%	18.6%	17.5%	19.5%
Total Community NOI	14,915	17,616	17,089	19,048	68,668	20,141
Less: Noncontrolling Interest		-	(213)	(60)	(273)	(193)
Plus: Pro Rata NOI for Unconsolidated Joint Venture		241	497	215	953	504
Total Community NOI, At-Share	14,915	17,857	17,373	19,203	69,348	20,452

Portfolio Unit Build
(as of March 31, 2025)

Total Units	9,092
Owned Units, at-share [4][5]	7,057
Available Units, at-share [4][5][6][7]	6,869

Note: Dollars in 000s. Numbers may vary due to rounding.

(1) Includes Second Person and Level of Care fees.

(2) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.

(3) Other Expenses includes casualty gains and losses, settlement expense, non-income tax, non-property tax, and other expenses.

(4) At-share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 32.71% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).

(5) Excludes managed communities for this calculation.

(6) Excludes 106 owned units that are out of service.

(7) Excludes the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025.

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A-4

Net Operating Income Reconciliation

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1
Net income (loss)	**27,019**	**(9,816)**	**(14,265)**	**(6,218)**	**(3,280)**	**(13,025)**
General and administrative expense	6,812	8,713	9,695	11,047	36,267	8,472
Transaction, transition and restructuring costs[(1)]	399	465	2,098	768	3,730	610
Depreciation and amortization expense	9,935	10,067	10,729	13,320	44,051	13,686
Interest income	(139)	(387)	(853)	(302)	(1,681)	(242)
Interest expense	8,591	8,964	9,839	9,596	36,990	9,446
Gain on extinguishment of debt, net	(38,148)	-	-	(10,388)	(48,536)	-
Loss from equity method investment	-	35	146	714	895	330
Other income (expense), net	479	(253)	153	161	540	550
Provision for income tax	66	59	68	46	239	75
Management fees	(594)	(720)	(1,151)	(916)	(3,381)	(1,061)
Other expenses[(2)]	495	489	630	1,220	2,834	1,300
Total Community NOI	14,915	17,616	17,089	19,048	68,668	20,141
Less: Non Same-Store Community NOI	(1,415)	(1,187)	(1,124)	(3,690)	(7,416)	(4,071)
Same-Store Community NOI	13,500	16,429	15,965	15,358	61,252	16,070

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.
(2) Other Expenses includes casualty losses, settlement expense, non-income tax, non-property tax, and other expenses.

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A-5

Adjusted EBITDA Reconciliation

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024	2025 Q1
Adjusted EBITDA						
Net income (loss)	**27,019**	**(9,816)**	**(14,265)**	**(6,218)**	**(3,280)**	**(13,025)**
Depreciation and amortization expense	9,935	10,067	10,729	13,320	44,051	13,686
Stock-based compensation expense	575	1,211	1,408	1,175	4,369	973
Provision for bad debt	398	483	629	1,086	2,596	695
Interest income	(139)	(387)	(853)	(302)	(1,681)	(242)
Interest expense	8,591	8,964	9,839	9,596	36,990	9,446
Gain on extinguishment of debt, net	(38,148)	-	-	(10,388)	(48,536)	-
Other (income) expense, net	479	(253)	153	161	540	550
Provision for income taxes	66	59	68	46	239	75
Casualty losses[1]	298	557	267	947	2,069	775
Executive transition costs	-	-	-	2,157	2,157	22
Transaction, transition and restructuring[2]	399	465	2,098	768	3,730	610
Adjusted EBITDA	**9,473**	**11,350**	**10,073**	**12,348**	**43,244**	**13,565**
Noncontrolling Interest	-	-	(126)	34	(92)	(88)
Pro Rata Adjusted EBITDA for Unconsolidated Joint Venture	-	277	701	(324)	654	388
Adjusted EBITDA, At-Share	**9,473**	**11,627**	**10,648**	**12,058**	**43,806**	**13,865**

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction, transition and restructuring costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.

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A-6

Sonida Investment Portfolio - Market Fundamentals

	The Company	Unit Inventory[3] 5 mile radius of the Company site(s)[1]			Statistics - 5 mile radius								Statistics - State							
					Population Growth			% of Population		Demographics			Population Growth			% of Population		Demographics		
State	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemployment %	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	81	921	14	+1.5%	+3.5%	+23.7%	+1.9%	7.9%	23.6%	$ 78,773	$ 324,675	3.9%	+3.5%	+24.0%	+1.0%	7.8%	24.2%	$ 74,052	$ 296,722	4.2%
TX	19	1,302	15	+1.2%	+4.9%	+25.9%	+7.5%	5.8%	22.1%	$ 78,896	$ 353,827	4.5%	+5.6%	+27.4%	+7.0%	5.9%	23.3%	$ 76,389	$ 303,073	4.7%
OH	14	953	24	+2.5%	+1.0%	+20.4%	(3.2%)	9.2%	24.7%	$ 77,099	$ 265,729	4.0%	+1.3%	+21.8%	(2.9%)	8.3%	24.4%	$ 70,982	$ 236,928	4.1%
IN	12	572	8	+1.3%	+3.8%	+24.6%	+1.8%	7.5%	23.8%	$ 73,539	$ 243,603	4.0%	+2.9%	+23.7%	(0.4%)	7.6%	24.0%	$ 72,642	$ 248,000	3.9%
WI	8	488	19	+3.9%	+2.1%	+20.8%	(3.0%)	9.5%	24.6%	$ 71,169	$ 284,057	2.8%	+2.0%	+23.1%	(2.5%)	8.3%	24.9%	$ 77,373	$ 297,826	3.0%
MO	3	1,248	-	-	+1.6%	+19.7%	+1.7%	7.9%	22.1%	$ 58,199	$ 257,700	3.7%	+2.2%	+21.6%	(1.2%)	8.2%	24.0%	$ 69,643	$ 253,015	3.9%
SC	5	624	-	-	+5.5%	+24.4%	+1.7%	10.1%	23.4%	$ 75,792	$ 347,209	4.1%	+6.0%	+27.5%	+1.5%	8.5%	24.6%	$ 67,206	$ 286,667	4.6%
FL	7	712	-	-	+8.5%	+31.6%	+7.3%	7.3%	24.3%	$ 98,635	$ 449,147	3.9%	+6.0%	+22.4%	+1.7%	10.7%	25.1%	$ 73,145	$ 407,470	4.3%
AZ	1	296	-	-	+3.2%	+16.5%	(9.0%)	14.5%	23.6%	$ 60,313	$ 402,252	2.6%	+4.4%	+20.8%	+2.9%	8.9%	23.1%	$ 79,073	$ 438,043	4.7%
GA	3	1,269	-	-	+2.1%	+25.4%	+2.9%	5.6%	25.6%	$ 95,175	$ 560,333	3.6%	+4.1%	+26.5%	+2.3%	6.7%	24.8%	$ 75,209	$ 344,619	4.5%
KY	1	2,910	-	-	+0.6%	+16.5%	(1.1%)	10.1%	23.7%	$ 92,188	$ 380,576	3.6%	+2.0%	+23.7%	(2.5%)	7.8%	24.7%	$ 63,462	$ 226,645	4.6%
MA	1	1,111	-	-	(0.1%)	+20.9%	(2.4%)	7.4%	23.1%	$ 56,555	$ 277,481	6.3%	+1.0%	+20.1%	(1.8%)	8.3%	25.2%	$ 101,282	$ 609,375	4.5%
MI	1	504	-	-	(0.8%)	+20.0%	(6.2%)	8.5%	24.1%	$ 69,318	$ 187,245	4.5%	+0.8%	+21.4%	(4.5%)	8.4%	24.8%	$ 70,685	$ 251,667	5.1%
MN	1	1,257	140	+11.1%	+4.1%	+30.0%	+3.5%	6.0%	27.1%	$ 135,084	$ 445,139	3.0%	+2.1%	+21.0%	+0.1%	7.9%	24.0%	$ 88,298	$ 354,087	3.5%
MS	1	1,160	108	+9.3%	(1.7%)	+19.3%	(2.9%)	8.0%	23.6%	$ 63,068	$ 278,333	5.0%	+0.4%	+20.8%	(3.6%)	7.8%	24.0%	$ 56,818	$ 181,019	5.4%
NC	1	493	-	-	+4.5%	+15.1%	(7.0%)	19.1%	24.8%	$ 67,848	$ 337,000	3.5%	+4.8%	+25.4%	+1.6%	7.8%	24.9%	$ 70,375	$ 314,894	4.2%
NE	1	1,088	-	-	+7.7%	+28.8%	+10.9%	6.2%	25.1%	$ 132,738	$ 454,276	1.5%	+2.7%	+21.4%	+1.2%	7.7%	22.6%	$ 75,187	$ 264,912	2.5%
NY	1	231	-	-	+1.5%	+17.2%	(2.4%)	8.1%	15.2%	$ 66,484	$ 217,763	4.2%	(0.4%)	+16.9%	(3.5%)	8.5%	25.0%	$ 83,929	$ 457,143	5.6%
VA	1	1,071	-	-	+0.5%	+18.4%	+0.5%	7.5%	22.6%	$ 77,224	$ 345,833	3.8%	+2.7%	+21.9%	+0.5%	7.7%	24.8%	$ 90,692	$ 424,194	3.9%

Note: Dollars in 000s. Numbers may vary due to rounding.
Sonida portfolio data presented on 81 owned assets as of March 31, 2025 (including eight owned through JVs). Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2025. NIC MAP Vision Seniors Housing Inventory data is current as of the Q1 2025 Market Fundamentals update.

(1) Based on an average of a 5-mile radius of SSL site.
(2) Adult child reflects population between the ages of 45-64.
(3) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.



Tertiary Markets (34%)
Primary Markets (30%)
Secondary Markets (36%)
Market Type Classification(4)

(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2024. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since 4Q2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since 1Q2015.

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